Exhibit 99.2

Rodobo International, Inc. to Present at Rodman & Renshaw Conference in Beijing on March 8, 2010

HARBIN, China, March 5, 2010— Rodobo International, Inc. “Rodobo” or the “Company”, a U.S. company with wholly-owned fast growing Chinese operating companies engaged in the production, processing, distribution and development of high quality milk formula products in the People’s Republic of China for infants, children, middle-aged and elderly, today announced that it will present at the Rodman & Renshaw Annual China Equities Conference.  The conference will take place March 7-9, 2010, at the Regent Hotel in Beijing, China.  Rodobo is scheduled to present in Ballroom 1 on Monday March 8, 2010 at 2:50 p.m. Beijing Time and the Company’s Chairman and Chief Executive Officer, Mr. Wang Yanbin, and Chief Financial Officer, Ms. Xiuzhen Qiao will be in attendance.  Investors interested in attending Rodman & Renshaw event should contact their Rodman & Renshaw sales representative. For more information about the conference, please visit http://www.rodmanandrenshaw.com/conferences?id=49.

About Rodobo International, Inc.:

Rodobo is one of the leading independent dairy companies in China. Through its wholly-owned operating subsidiary, Rodobo is a producer and distributor of high-quality formula milk powder products for infants, children, pregnant women, nursing mothers, middle aged and the elderly in China. The Company's products are sold under the brand name 'Rodobo' and are produced in cutting edge facilities using the highest industry standards and the best quality control systems.

Safe Harbor Statement:

This press release contains forward-looking statements. Whenever we use words such as 'believe,' 'expect,' 'anticipate,' 'intend,' 'plan,' 'estimate' or similar expressions, we are making forward-looking statements. Forward- looking statements include statements regarding our goals, beliefs, future growth strategies, objectives, plans or current expectations. These forward-looking statements are based on the current expectations of the management of Rodobo only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: failure to obtain required regulatory approvals; risks associated with the effect of changing economic conditions and/or regulatory environment in the People's Republic of China; variations in cash flow; reliance on collaborative partners and on new product development; variations in new product development; risks associated with rapid technological change and the potential of introduced or undetected flaws and defects in products; changes in technology and market requirements; loss of market share and pressure on pricing resulting from competition, which could cause the actual results or performance of Rodobo to differ materially from those contemplated in such forward-looking statements. Except as otherwise required by law, Rodobo undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risk and uncertainties affecting Rodobo, reference is made to Part I, Item 1A, 'Risk Factors' of Rodobo's Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and to other reports filed from time to time by Rodobo with the Securities and Exchange Commission.

For more information, please contact:
Xiuzhen Qiao
Rodobo International, Inc.
+86-451-8226-5922
qiaozhen1973@163.com.